Exhibit 1.1

EXECUTION VERSION

2,800,000 Shares

URSTADT BIDDLE PROPERTIES INC.

6.75% Series G Cumulative Redeemable Preferred Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

October 21, 2014

BMO Capital Markets Corp.

as Representative of the Several Underwriters

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

Urstadt Biddle Properties Inc., a Maryland corporation (the “Company”), proposes to sell to the several underwriters listed on Schedule I hereto (the “Underwriters”), for whom BMO Capital Markets Corp. is acting as representative (the “Representative”), 2,800,000 shares (the “Firm Shares”) of the Company’s 6.75% Series G cumulative redeemable preferred stock, $0.01 par value per share (the “Preferred Stock”). The Company also proposes to sell at the Underwriters’ option an aggregate of up to 200,000 additional shares of the Company’s Preferred Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”) as set forth below.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.

Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows:

(a)

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-198664) covering the registration of the Shares and certain other securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”). Within the time period required by Rule 424 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus and prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, together with the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement ,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus and prospectus supplement in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Shares (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of execution of this Agreement is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

(b)

The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(c)

At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective, at each deemed effective date of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Date (and, if any Option Shares are purchased, at the applicable Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)

The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Shares are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)

Each preliminary prospectus (including any prospectus or prospectuses filed as part of the Registration Statement at the time it originally became effective or any amendment thereto), complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)

As of the Initial Sale Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Initial Sale Time and the preliminary prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (collectively, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 4:01p.m. (Eastern time) on the date hereof or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “road show” (as defined in Rule 433(h)) that is not required to be filed with the Commission pursuant to Rule 433(d)(8)(i)), as evidenced by its being specified in Schedule I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(c) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Disclosure Package and the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter, through the Representative, expressly for use therein (the “Underwriters’ Information”). The parties acknowledge and agree that the Underwriters’ Information consists solely of the material included in Section 11 hereof.

(i)

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Disclosure Package and the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time any preliminary prospectus was first used and the Initial Sale Time and (c) at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)

At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(g)

Each of the Company and each of its Subsidiaries (defined below) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each of the Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, (a) result in a material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or to the condition, financial or otherwise, or the earnings, business, operations, management or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one enterprise, (b) adversely affect the issuance, validity or enforceability of the Shares or (c) adversely affect the consummation of the transactions contemplated by this Agreement (any of (a), (b) or (c), a “Material Adverse Change”). All of the issued and outstanding equity interests of each Subsidiary of the Company that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance. All corporations, partnerships, associations, limited liability companies and other entities owned or controlled, directly or indirectly, by the Company are set forth in Schedule III hereto (the “Subsidiaries”).  The Company has no “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) other than the significant subsidiaries indicated on Schedule III hereto.

(h)

The authorized, issued and outstanding capital stock of the Company as of July 31, 2014 is as set forth in the Prospectus under the caption “Capitalization” (and any similar section or information contained in the Disclosure Package and Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement, upon exercise of outstanding options or warrants described in the Registration Statement or under the Company’s current dividend reinvestment plan (the “DRIP”)). The capital stock (including the Preferred Stock) conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. The Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable, and the shares of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), issuable upon conversion of the Shares have been duly and validly authorized for issuance by the Company and, when issued and delivered upon conversion of the Shares and in accordance with the Articles Supplementary (as defined below) and assuming, there are sufficient number of authorized unissued shares of the Common Stock at the time, will be duly and validly issued and fully-paid and non-assessable. The board of directors of the Company has adopted a resolution directing that the Company keep available sufficient number of authorized unissued shares of the Common Stock, for as long as the Shares are outstanding, for issuance upon conversion of such Shares. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and of the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus, fairly and accurately presents the material terms and provisions of such plans, arrangements, options and rights. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Preferred

Stock. The Articles Supplementary designating the rights and preferences of the Preferred Stock (the “Articles Supplementary”) will be in full force and effect on or prior to the Closing Date and have been or will be filed with the State Department of Assessment and Taxation of Maryland (the “SDAT”) prior to the Closing Date and will comply with all applicable legal requirements. The terms of the Preferred Stock will conform in all material respects to the rights set forth in the Articles Supplementary. The Preferred Stock has been, or the Company will use its commercially reasonable efforts to have the Preferred Stock, registered under Section 12(b) of the 1934 Act. The Company has applied, or will apply promptly following the execution and delivery by the parties of this Agreement, for approval for the listing of the Shares and will use its commercially reasonable efforts to obtain the approval of the New York Stock Exchange (the “NYSE ”) of such listing, subject to official notice of issuance, prior to the Closing Date.

(i)

The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus and other materials, if any, permitted under the 1933 Act and Section 3(b) hereof.

(j)

The consolidated financial statements of the Company, together with the related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles (“ GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The statement of revenues and certain Expenses of The Boonton Shopping Center (the “Boonton Property”) for the year ended December 31, 2013 and the related notes thereto and the combined statement of revenues and certain expenses of the Greenwich Properties (the “Greenwich Properties” and, together with the Boonton Property, the “ Acquired Properties”) for the year ended December 31, 2013 and for the six months ended June 30, 2014, in either case, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the revenue and certain expenses of the Acquired Properties and have been prepared in accordance with the applicable requirements of Rule 3-14 of Regulation S-X. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been prepared in accordance with Article 11 of Regulation S-X, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act Regulations) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification 810-10), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k)

PKF O’Connor Davies, a division of O’Connor Davies, LLP (“PKF”), who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l)

There are no contracts or documents which are material to the Company, which are not described in the Registration Statement, the Disclosure Package and the Prospectus. The contracts so described in the Registration Statement, the Disclosure Package and the Prospectus to which the Company or any of the Subsidiaries is a party have been duly authorized, executed and delivered by the Company or one or more of the Subsidiaries, constitute valid and binding agreements of the Company or one or more of the Subsidiaries, and are enforceable against and by the Company or one or more of the Subsidiaries in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity. Neither the Company, the Subsidiaries, nor, to the best of the Company’s knowledge, any other party is in material breach of, or material default under, any such contracts.

(m)

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(n)

Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect but which will become applicable to the Company.

(o)

No material labor dispute with the employees of the Company, any of the Subsidiaries or, to the best of the Company’s knowledge, is threatened or imminent.

(p)

The Company and each of the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to so own or lease, individually or together with all such other failures, would not result in a Material Adverse Change. The Company and the Subsidiaries have good and marketable title to all of the Properties (as defined below) and other assets of the Company, free and clear of all security interests, mortgages, pledges, liens, claims, restrictions or encumbrances of any kind, except such as (a) are described in the Registration Statement, the Disclosure Package and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such Property or assets and do not interfere with the use made and proposed to be made of such Property or assets. All security interests, mortgages, pledges, liens, claims, restrictions and encumbrances of any kind on or affecting the Properties or the other assets of the Company and the Subsidiaries that are required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus are disclosed therein. There is no violation by the Company or any Subsidiary of any municipal, state or federal law, rule or regulation (including, but not limited to, those pertaining to environmental matters) concerning the Properties or any part thereof which would result in a Material Adverse Change. Each of the Properties complies in all material respects with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure would not, individually or together with all such other failures, result in a Material Adverse Change or result in a forfeiture or reversion. Neither the Company nor any of the Subsidiaries has received any written notice from any governmental or regulatory authority or agency of any condemnation of or zoning change materially affecting the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened. The leases, agreements to purchase and mortgages to which the Company or any of the Subsidiaries is a party, and, to the knowledge of the Company, the guaranties of third parties (a) are the legal, valid and binding obligations of the Company and the Subsidiaries, as the case may be, and, to the knowledge of the Company, of all other parties thereto, and the Company knows of no default currently existing with respect thereto which would result in a Material Adverse Change, and (b) conform to the descriptions thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus. Each mortgage that the Company or any of the Subsidiaries holds on the properties described in the Registration Statement, the Disclosure Package and the Prospectus constitutes a valid mortgage lien for the benefit of the Company or the Subsidiary, as the case may be, on such property.

(q)

Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties and any other assets described in the Registration Statement, the Disclosure Package and the Prospectus are not convertible into equity securities of the Company or any Subsidiary and none of the Company, any of the Subsidiaries, or, to the knowledge of the Company, any other person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of the Subsidiaries.

(r)

Neither the Company nor any Subsidiary is (a) in breach of, or in default under, nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under (“Default ”), or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, lease, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound (each, an “Existing Instrument”), except for such Defaults which would not result in a Material Adverse Change, (b) in violation of its respective articles or certificate of incorporation, bylaws, certificate of limited partnership or partnership agreement, certificate of formation or articles of association, or limited liability company or operating agreement, as the case may be, or (c) in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for such violations which would not result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles or certificate of incorporation, bylaws, certificate of limited partnership or partnership agreement, certificate of formation or articles of association, or limited liability company or operating agreement, as the case may be, of the Company or any of the Subsidiaries, (b) will not conflict with or constitute a Default (as defined above) or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (c) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries or any of their respective properties or assets. No consent, approval, authorization designation, declaration or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except (a) such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, (b) such as may be required under applicable state securities or blue sky laws, (c) the filing of a final prospectus supplement relating to the Shares with the Commission, (d) such approvals as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (e) the filing of the listing application applicable to the Shares with the New York Stock Exchange, (f) the filing of a Registration Statement on Form 8-A under the 1934 Act and (G) the filing of the Articles Supplementary with the SDAT.

As used herein, a “Debt Repayment Triggering Event ” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(s)

Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (a) there has been no Material Adverse Change; (b) the Company and the Subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (c) there has been no material casualty loss or condemnation or other material adverse event with respect to the real properties owned by the Company and the

Subsidiaries (collectively, the “Properties ”); and (d) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends or distributions paid to the Company or the Subsidiaries, any of the Subsidiaries on any class of capital stock or other equity interests, or any repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or other equity interests.

(t)

The Company and the Subsidiaries own or possess sufficient trademarks, trade names, patents, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “ Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted as described in the Registration Statement, the Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of the Subsidiaries has knowledge that it has infringed or received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which, individually or in the aggregate, if the subject of any proceeding in which there were an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(u)

Commencing with its taxable year ended October 31, 1970, and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and its actual and proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. No transaction or other event has occurred or is contemplated which would cause the Company to fail to qualify as a REIT for its current taxable year or future taxable years.

(v)

With respect to the officer’s certificate issued to Baker & McKenzie LLP in connection with the legal opinion as to Federal income tax matters provided to the Underwriters pursuant to Section 5(b) hereof, where representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company’s representatives, after discussions with their current and former counsel, understand such terms and are capable of accurately making such factual representations.

(w)

To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations or associations with FINRA among the Company’s officers, directors, or 5% or greater stockholders, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus or as otherwise disclosed in writing to the Representative.

(x)

Neither the Company nor, to the Company’s knowledge, any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Company’s Preferred Stock, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids and understands that any such transactions will be conducted in accordance with applicable laws and regulations.

(y)

The Company and each of the Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed in the Company’s industry to be adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction and acts of vandalism and, with respect to the Properties, defects in title. The Company has no reason to believe that it or any of the Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as proposed to be conducted as described in the Registration Statement, the Disclosure Package and the Prospectus, and at a cost that would not result in a Material Adverse Change. Neither the Company nor any of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied where such denial would reasonably be expected to result in a Material Adverse Change.

(z)

Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Change, (a) the Company and the Subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (b) none of the Company, any of the Subsidiaries, or, to the Company’s knowledge, any other owners of any of the Properties at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries, (c) neither the Company nor any of the Subsidiaries intends to use the Properties or any subsequently acquired properties other than in compliance with applicable Environmental Laws, (d) neither the Company nor any of the Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries, or the assets described in the Registration Statement, the Disclosure Package and the Prospectus or arising out of the conduct of the Company or the Subsidiaries, (e) none of the Properties are included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as defined below), (f) none of the Company, any of the Subsidiaries or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries to another property, except in compliance with all applicable Environmental Laws, (g) no lien has been imposed on the Properties by any Governmental Authority in connection with the presence on or off such Property of any Hazardous Material, and (h) none of the Company, any of the Subsidiaries or any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, mold, petroleum, oil, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, bylaw, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S)(S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)(S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 1101-11050, the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136-136y, the Clean Air Act, 42 U.S.C. (S)(S) 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S)(S) 1251-1387, the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets of the Company and its subsidiaries (a “ Governmental Authority”).

(aa)

The Company reasonably believes that with respect to the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, any capital or operating expenditures required for clean-up or closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties would not, individually or in the aggregate, result in a Material Adverse Change.

(bb)

The Company, the Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (b) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(cc)

The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(dd)

Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, Disclosure Package and the Prospectus, will be an “investment company” required to register under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(ee)

The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)

The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the 1934 Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the 1934 Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(gg)

The statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(hh)

The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of the

Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “ Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)

Neither the Company nor any of the Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC ”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions ”), nor is the Company, any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country

(jj)

There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been described as required.

(kk)

Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(ll)

As of the date of the initial filing of the Registration Statement, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(mm)

None of the information on (or hyperlinked from) the Company’s website at www.ubproperties.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the 1933 Act and the Company does not maintain or support any website other than www.ubproperties.com.

(nn)

No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company where such prohibition has had or would reasonably be expected to result in a Material Adverse Change.

(oo)

Neither the Company nor any of the Subsidiaries, nor any director, officer or employee of the Company or any of the Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(pp)

All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes due pursuant to such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Change, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company.

(qq)

On or prior to the Closing Date, all outstanding shares of the Company’s 7.50% Series D Senior Cumulative Preferred Stock (the “Series D Preferred Stock”) will have been validly called for redemption in accordance with the terms of the Articles Supplementary designating and classifying the Series D Preferred Stock (the “Series D Articles Supplementary”).

2.

Purchase, Sale and Delivery of the Firm Shares.

(a)

On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the several Underwriters and the Underwriters, severally and not jointly, agree to purchase, at a price of $24.2125 per share, the Firm Shares set forth in Schedule I opposite the name of such Underwriter.

(b)

Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account or accounts designated in writing by the Company against delivery of the Firm Shares to the Underwriters through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, pursuant to the written instructions of the Representative, on October 28, 2014 or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed).

(c)

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Shares at the price per share set forth in the first paragraph of this Section 2, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part, in no more than two installments, by giving written notice (i) at any time before the Closing Date and (ii) thereafter within 30 days after the date of this Agreement by the Underwriters, to the Company setting forth the number of Option Shares as to which the Underwriters are exercising the option and the time and date at which Option Shares are to be delivered. The number of Option Shares to be purchased by each Underwriter shall be in the same proportions to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares. The time and date at which Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account or accounts designated in writing by the Company against delivery of the Option Shares to the Underwriters based on the proportions set forth on Schedule I opposite the names of such Underwriters through the facilities of The Depository Trust Company in New York, New York pursuant to the written instructions of the Representative.

3.

Covenants of the Company.

The Company covenants and agrees with the Underwriters that:

(a)

The Company will (A) prepare and timely file with the Commission under Rule 424(b) a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430B under the 1933 Act, and (B) not file any amendment to the Registration Statement with respect to the Preferred Stock or distribute an amendment or supplement to the Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the 1933 Act and the 1933 Act Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)

The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) required to be filed by the Company with the Commission under Rule 433 unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(c)

The Company will advise the Representative promptly (A) of receipt of any comments from the Commission, (B) of any request of the Commission for amendment of the Registration Statement or for supplement to the Disclosure Package or the Prospectus or for any additional information, and (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)

The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(e)

The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any preliminary prospectus as each Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Issuer Free Writing Prospectus as each Underwriter may reasonably request.  The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the 1933 Act) (the “Prospectus Delivery Period”) is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as each Underwriter may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four conformed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriters may reasonably request. The foregoing delivery requirements may be satisfied by the delivery of an electronic pdf copy.

(f)

The Company will comply with the 1933 Act and the 1933 Act Regulations, and the 1934 Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the 1933 Act) is required by law to be delivered by the Underwriters or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the 1934 Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)

If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the 1934 Act which shall be incorporated by reference in the Disclosure Package so that the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with law.

(h)

The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise you in writing when such statement has been so made available.

(i)

Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the Disclosure Package and the Prospectus.

(j)

No offering, sale, short sale or other disposition of any shares of the Preferred Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Preferred Stock or derivative of Preferred Stock of the Company (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 60-day restricted period, then in each case the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

(k)

The Company will use its commercially reasonable efforts to have the Preferred Stock registered pursuant to Section 12(b) of the 1934 Act, to use its commercially reasonable efforts to list the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that seek to have securities listed on the NYSE.

(l)

The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the 1933 Act.

(m)

The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(n)

The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock.

(o)

The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code unless the board of directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(p)

The Company will prepare and file the Articles Supplementary with the SDAT.

(q)

The Company will prepare a final term sheet, containing a description of the final terms of the Shares and the offering thereof, in the form approved by the Representative and attached as Schedule II hereto, and will file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) within the time required by such Rule.

(r)

The Company will keep available at all times, free of preemptive rights, a sufficient number of shares of the Common Stock for the purpose of enabling the Company to satisfy any obligation to issue Shares of Common Stock upon the conversion of the Shares in accordance with the Articles Supplementary.

(s)

The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(t)

The Company will irrevocably set aside and deposit with the paying agent the funds necessary for the redemption of all outstanding shares of the Series D Preferred Stock in accordance with the Series D Articles Supplementary.

4.

Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by the Underwriters, copies of the Registration Statement, preliminary prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, any Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the Listing Fee of the New York Stock Exchange; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or

Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 5 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with the offering of the Shares or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by it of the Shares.

5.

Conditions of Obligations of the Underwriters.

The obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Initial Sale Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)

The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430B or 433 under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)

The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Baker & McKenzie LLP, counsel for the Company, substantially in the form of Exhibit A-1 hereto and the opinion of Baker & McKenzie LLP, counsel for the Company, in the form of Exhibit A-2 hereto (including, in the case of the opinion in the form of Exhibit A-2, an executed officer’s certificate in the form attached to Exhibit A-1), each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), and their negative assurance letter, substantially in the form of Exhibit A-3 hereto, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters. The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Miles & Stockbridge P.C., Maryland counsel for the Company, substantially in the form of Exhibit B hereto, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters). The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Thomas D. Myers, Executive Vice President, Secretary and Chief Legal Officer of the Company, substantially in the form of Exhibit C hereto, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters).

(c)

The Representative shall have received from Hunton & Williams LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters.

(d)

At the Closing Date or the Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Change.

(e)

The Representative shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to the Representative, of PKF confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations and the rules of the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the related 1933 Act Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(f)

The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)

The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the 1933 Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)

The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)

All filings required to have been made pursuant to Rules 424, 430B and 433 under the 1933 Act have been made as and when required by such rules;

(iv)

He or she has carefully examined the Disclosure Package and any individual Issuer Limited Use Free Writing Prospectus and, in his or her opinion, as of the Initial Sale Time, the statements contained in the Disclosure Package and any individual Issuer Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such Disclosure Package and any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)

He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)

He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)

Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Prospectus, there has not been any Material Adverse Change (as defined in this Agreement) or any development which would reasonably be expected to have a material adverse change in or on the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g)

The Preferred Stock shall have been registered pursuant to Section 12(b) of the 1934 Act and the Shares shall have been approved for listing, subject to notice of issuance, on the NYSE.

(h)

The Articles Supplementary shall have been filed and accepted for record by SDAT.

(i)

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Hunton & Williams LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4 and 7 hereof).

6.

Conditions of the Obligations of the Company.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

7.

Indemnification.

(a)

The Company agrees:

(i)

to indemnify and hold harmless each Underwriter, the directors and officers of such Underwriter and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which such Underwriter, such Underwriter’s directors and officers or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter, through the Representative, consists of the information described as such in Section 11 herein; and

(ii)

to reimburse each Underwriter, each Underwriter’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, such Underwriter’s directors and officers or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, such Underwriter’s directors and officers or such controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that such Underwriter, such Underwriter’s directors and officers or such controlling person was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriter, such Underwriter’s directors and officers or controlling person will promptly return all sums that had been advanced pursuant hereto.

(b)

Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters, through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “ indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party in accordance with the terms of this Section 7 from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)

To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(e)

In any proceeding relating to the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)

Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling such Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling such Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.

Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BMO Capital Markets Corp., as Representative, 3 Times Square, New York,

New York 10036; Attention: Equity Capital Markets Syndicate Desk, with a copy to BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: General Counsel, with a copy to Hunton & Williams LLP, 200 Park Avenue, New York, New York, 10166, Attention: David S. Freed, Esq.; if to the Company, to Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, CT 06830, Attention: Thomas D. Myers, with a copy to Baker & McKenzie LLP, 452 Fifth Avenue, New York, New York 10018, Attention:  Carol B. Stubblefield, Esq.

9.

Termination.

(a)

This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change or any development which would reasonably be expected to result in a material adverse change in or to the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, NYSE Amex or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15(c)3-1(c)(2)(vi)(F) under the 1934 Act); (vii) the suspension of trading of the Company’s common stock by the NYSE, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b)

as provided in Section 5 of this Agreement.

10.

Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely because of such purchase.

11.

Information Provided by the Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the second sentence of the third paragraph, the second sentence of the fourth paragraph, the ninth and tenth paragraphs under the caption “Underwriting” in the preliminary prospectus included in the Disclosure Package and the Prospectus.

12.

Defaulting Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all of the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

13.

Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that the Underwriters, in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, have acted and are acting as independent contractors and not as fiduciaries and the Company does not intend such Underwriters to act in any capacity other than as independent contractors, including as fiduciaries or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

Each Underwriter, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and each Underwriter in accordance with its terms.

[Signature Page Follows]

Very truly yours,

URSTADT BIDDLE PROPERTIES INC.

By:	/s/ Willing L. Biddle
Name: Willing L. Biddle
Title: President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BMO CAPITAL MARKETS CORP., for itself and

as Representative of the several Underwriters named

on Schedule I hereto

By:	/s/ Paul Rosica
Authorized Officer

SCHEDULE I

NAMES OF UNDERWRITERS

Name	No. of Firm Shares
BMO Capital Markets Corp.	1,400,000
Deutsche Bank Securities Inc.	350,000
Stifel, Nicolaus & Company, Incorporated	350,000
J.J.B. Hilliard, W.L. Lyons, LLC	280,000
Wunderlich Securities, Inc.	280,000
BNY Mellon Capital Markets, LLC	140,000
Total	2,800,000

Schedule I-1

SCHEDULE II

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

URSTADT BIDDLE PROPERTIES INC.
6.75% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK
(LIQUIDATION PREFERENCE $25.00 PER SHARE)

Final Pricing Term Sheet
October 21, 2014

Issuer:	Urstadt Biddle Properties Inc.

Security:	6.75% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”). This is the initial issuance of the Series G Preferred Stock.

Shares Offered:	2,800,000 shares (3,000,000 shares if the underwriters’ option is exercised in full) (upsized from 2,450,000 shares (2,817,500 shares if the underwriters’ option would have been exercised in full))

Trade Date:	October 22, 2014

Settlement and Delivery Date:	October 28, 2014 (T+4)

Public Offering Price:	$25.00 per share; $70,000,000 total (assuming the underwriters’ option is not exercised)

Underwriting Discount:	$0.7875 per share; $2,205,000 total (assuming the underwriters’ option is not exercised)

Net Proceeds to the Issuer, Before Expenses:	$24.2125 per share; $67,795,000 total (assuming the underwriters’ option is not exercised)

Dividend Rate:	6.75% per annum of the $25.00 liquidation preference ($1.6875 per annum per share)

Dividend Payment Date:	On or about January 31, April 30, July 31 and October 31 of each year commencing on January 31, 2015

Liquidation Preference:	$25.00 per share liquidation preference, plus an amount equal to any accrued and unpaid dividends to, but excluding, the date of payment

Schedule II-1

Optional Redemption:

Prior to the October 28, 2019, the Issuer may, at its option, upon notice, redeem shares of the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at the Make-Whole Redemption Price.

“Make-Whole Redemption Price” means, for any shares of Series G Preferred Stock at any date of redemption, the sum of (i) the Liquidation Preference, (ii) all accrued and unpaid dividends thereon to, but not including, such date of redemption and (iii) the present value as of the date of redemption of all remaining scheduled dividend payments for such shares of Series G Preferred Stock until October 28, 2019, calculated using a discount rate equal to the Treasury Rate (determined on the date of the notice of redemption) plus 50 basis points.

On and after October 28, 2019, the Issuer may, at its option, redeem shares of the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the date fixed for redemption.

Special Optional Redemption:

Upon the occurrence of a Change of Control (as defined in the preliminary prospectus supplement), the Issuer may, at its option and subject to certain conditions, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share of Series G Preferred Stock equal to $25.00 plus any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

Change of Control:

Occurs when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than Exempted Persons (as defined in “Description of Series G Preferred Stock – Special Optional Redemption” in the preliminary prospectus supplement), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of the Issuer’s common stock and Class A common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of the Issuer’s common stock and Class A common stock entitled to vote generally in the election of directors (and such a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

Schedule II-2

•

following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed or quoted on the NYSE, the NYSE MKT or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ.

Shares of Series G Preferred Stock designated for redemption will not be eligible to be converted upon the occurrence of a Change of Control as described below.

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of the Series G Preferred Stock will have the right (unless, prior to the applicable conversion date, the Issuer has provided notice of its election to redeem such shares of Series G Preferred Stock) to convert all or part of the shares of Series G Preferred Stock held by such holder on the applicable conversion date into a number of shares of Class A common stock for each share of Series G Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of $25.00 plus the amount of any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the applicable conversion date (unless the applicable conversion date is after a record date set for payment of a dividend on the Series G Preferred Stock and on or prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Class A Common Share Price (as defined in the preliminary prospectus supplement); and

•

2.3159, or the Share Cap, subject to adjustments to the Share Cap for any splits, subdivisions or combinations of the common stock;

in each case, on the terms and subject to the conditions described in the preliminary prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in the preliminary prospectus supplement. See “Description of the Series G Preferred Stock — Conversion Rights.”

Use of Proceeds:

The Issuer intends to use a portion of the net proceeds of this offering in connection with the redemption of all of the outstanding shares of its Series D preferred stock. The Issuer intends to use the remaining net proceeds for other general purposes, which may include the repayment of outstanding indebtedness, including borrowing under its credit facility; the funding of capital improvements to its existing properties and the acquisition of additional properties. Pending the use of the net proceeds as described above, the Issuer may use the net proceeds to make investments in short-term income-producing securities that are consistent with its qualification as a REIT.

Schedule II-3

Proposed NYSE Listing Symbol:	UBPPRG

CUSIP:	917286 809

ISIN:	US9172868096

Sole Book-Running Manager:	BMO Capital Markets Corp.

Joint Lead Managers:	Deutsche Bank Securities Inc. Stifel, Nicolaus & Company, Incorporated

Co-Managers	J.J.B. Hilliard, W.L. Lyons, LLC Wunderlich Securities, Inc. BNY Mellon Capital Markets, LLC

The Issuer has filed a registration statement on Form S-3 (Registration No. 333-198664), including a base prospectus dated September 24, 2014 and a preliminary prospectus supplement, dated October 21, 2014, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from BMO Capital Markets Corp. by calling toll-free 1-800-414-3627 or by e-mail to bmoprospectus@bmo.com. Alternatively, copies can be obtained by contacting BMO Capital Markets Corp., Attn: Equity Syndicate Department, 3 Times Square, New York, NY 10036.

Schedule II-4

SCHEDULE III

SUBSIDIARIES

323 Railroad Corp.

UB Danbury, Inc.

UB Darien, Inc.

UB Dockside, LLC

UB Railside, LLC

UB Somers, Inc.

UB Stamford, L.P.*

UB Yorktown, LLC

UB Rye LLC

UB Ironbound, L.P.

UB Ironbound GP, LLC

UB New Milford, LLC

UB Midway I LLC

UB Katonah, LLC

UB Putnam, LLC

UB Litchfield, LLC

UB Solar Inc.

UB Midway II, LLC

UB NM Fairfield Plaza, LLC

UB Fairfield Centre, LLC

UB Orangeburg, LLC

UB Eastchester Plaza, LLC

UB Chester, LLC

UB Plaza 59, LLC

UB Chestnut, LLC

UB New Providence, LLC

UB Greenwich I, LLC

UB Boonton I, LLC

UB Bloomfield I, LLC

UB Riverhead I, LLC

UB Riverhead II, LLC

UB Greenwich II-OGCC, LLC

UB 1031 Parking, LLC

UB McLean, LLC

Yorktown Beverages, Inc.

Townline Beverages, Inc.

Airport Beverages, Inc.

Veterans Plaza Beverages, Inc.

* Represents "Significant Subsidiary" as defined in Rule 1-02(w) of Regulation S-X.

Schedule III-1